Exhibit 99.01

NuStar GP Holdings, LLC Reports Earnings for the Third Quarter of 2016
Quarterly Distribution Previously Announced at $0.545 per Unit

SAN ANTONIO, November 2, 2016 - NuStar GP Holdings, LLC (NYSE: NSH) today announced third quarter 2016 net income of $17.3 million, or $0.40 per unit. For the nine months ended September 30, 2016, net income was $49.1 million, or $1.14 per unit.

Distributable cash flow (DCF) available to unitholders for the third quarter of 2016 and for the nine months ended September 30, 2016 was $23.2 million and $69.2 million, respectively.

As previously announced on October 28, 2016, the third quarter 2016 distribution of $0.545 per unit will be paid on November 16, 2016 to holders of record as of November 8, 2016.

“NuStar GP Holdings, LLC’s third quarter results were positively impacted by NuStar Energy L.P.’s strong third quarter performance from its pipeline and storage operations,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 10:00 a.m. CT today, November 2, 2016, to discuss the financial and operational results for the third quarter of 2016. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 94604384. International callers may access the discussion by dialing 661/378-9931, passcode 94604384. The company intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 94604384. International callers may access the playback by dialing 404/537-3406, passcode 94604384. The playback will be available until 1:00 p.m. CT on December 2, 2016.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at http://edge.media-server.com/m/p/m6imjyxv/lan/en or by logging on to NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, an approximate 13 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s website at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes and/or the related conference call will include forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$16,130	$18,194	$49,425	$62,284

General and administrative expenses	(704)	(825)	(2,377)	(2,697)
Other income (expense), net	2,142	(3)	2,755	536
Interest expense, net	(276)	(234)	(789)	(661)

Income before income tax benefit (expense)	17,292	17,132	49,014	59,462
Income tax benefit (expense)	28	(215)	55	(213)
Net income	$17,320	$16,917	$49,069	$59,249

Basic and diluted net income per unit	$0.40	$0.39	$1.14	$1.38

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$805	$1,084	$2,571	$4,297
General partner incentive distribution	10,890	10,805	32,500	32,415
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,695	11,889	35,071	36,712
Limited partner interest in earnings of NuStar Energy L.P.	5,156	7,026	16,517	27,735
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,163)	(2,163)
Equity in earnings of NuStar Energy L.P.	$16,130	$18,194	$49,425	$62,284

Weighted average number of common units outstanding	42,931,242	42,913,969	42,930,951	42,913,675

Cash Flow Data:
Net cash provided by operating activities	$16,239	$22,052	$43,589	$62,390
Net cash provided by investing activities	$7,247	$1,269	$23,013	$5,200
Net cash used in financing activities	$(23,441)	$(23,388)	$(66,276)	$(70,164)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,976	$1,961	$5,898	$5,883
General partner incentive distribution	10,890	10,805	32,500	32,415
Limited partner interest – common units	11,185	11,318	33,514	33,846
Total cash distributions expected from NuStar Energy L.P.	24,051	24,084	71,912	72,144
Adjustments:
General and administrative expenses	(704)	(825)	(2,377)	(2,697)
Income tax benefit (expense)	28	(215)	55	(213)
Interest expense, net	(276)	(234)	(789)	(661)
Unit-based compensation	131	—	376	—
DCF	$23,230	$22,810	$69,177	$68,573

Total distributions to unitholders	$23,398	$23,388	$70,193	$70,164

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)
Notes:

(1)
NuStar GP Holdings, LLC utilizes distributable cash flow (DCF) as a financial measure, although it is not defined in U.S. generally accepted accounting principles. Management believes DCF provides useful information to investors and other external users of our financial information because (i) DCF provides additional information about the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measure being utilized by management and our board of directors when making financial and planning decisions. Our board of directors and management use DCF when assessing our ability to fund distributions and our ability to service debt. DCF is a widely accepted financial indicator used by our industry’s investment community to compare company performance. DCF is used by our industry’s investment community, in part, because the value of our company’s units is partially based on its yield, and its yield is based on the cash distributions a company can pay its unitholders.

DCF is not intended to represent cash flows from operations, and is not presented as an alternative to net income. DCF should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles. The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$17,320	$16,917	$49,069	$59,249
Less equity in earnings of NuStar Energy L.P.	(16,130)	(18,194)	(49,425)	(62,284)
Plus cash distributions expected from NuStar Energy L.P.	24,051	24,084	71,912	72,144
Gain related to NuStar Energy L.P.’s issuance of limited partner units	(2,142)	—	(2,142)	—
Unit-based compensation items (a)	131	3	(237)	(536)
DCF	23,230	22,810	69,177	68,573
Less cash distributions expected from NuStar Energy L.P.	(24,051)	(24,084)	(71,912)	(72,144)
Distributions of equity in earnings of NuStar Energy L.P.	16,130	18,194	49,425	62,284
Changes in current assets and liabilities	881	4,767	(3,532)	3,130
Changes in noncurrent assets and liabilities and other items (b)	49	365	431	547
Net cash provided by operating activities	$16,239	$22,052	$43,589	$62,390

(a)
We intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. These awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF. Also included in this item are gains and losses resulting from the satisfaction of certain long-term incentive awards prior to the employee transfer on March 1, 2016.

(b)	Other items consist of adjustments for (i) the amortization of deferred debt costs, (ii) the provision/benefit for deferred income taxes and (iii) payments made in connection with DERs.